Exhibit 99.1

For information contact:

Gregory Mann, Chief Financial Officer

PLC Systems

508-541-8800

gmann@plcmed.com

PLC Systems Reports First Quarter 2014 Financial Results

MILFORD, Mass.—May 15, 2014 -- PLC Systems Inc. (OTCQB: PLCSF) (“PLC”), a medical device company focused on innovative technologies for the cardiac and vascular markets, today reported financial results for the three months ended March 31, 2014.

For the first quarter of 2014, PLC reported revenues of $54,000, compared with total revenues of $348,000 for the same period in 2013, a period that included recognition of previously-deferred revenues of $106,000 related to the company’s distributor in Italy. First quarter 2014 revenues were comprised of $33,000 for single-use RenalGuard disposable sets and $21,000 for RenalGuard consoles shipped internationally, compared with $176,000 and $172,000, respectively, in the first quarter of 2013.

Said Mark R. Tauscher, president and chief executive officer of PLC, “PLC’s results for the first quarter of 2014 were disappointing, but reflect the lumpiness of distributor orders. Since our initial work in launching RenalGuard some six years ago, we have built a nascent and promising business for RenalGuard in markets around the world largely through partners. Unfortunately we have been unable to raise money to continue operations because of our current capital structure.”

He added “To that end, we have separately announced this week a series of proposals for our shareholders that would result in PLC merging with a private company, Viveve Medical, Inc., a private commercial stage, medical device company in the field of women’s healthcare, and the RenalGuard operations of PLC being spun off into a private company and sold to our principal debt holder GCP IV LLC. The objective is to avoid bankruptcy or other alternatives that would destroy any value for our shareholders, and instead provide them with the opportunity to participate in the potential growth of a public company in the medical device arena that is better capitalized. Details on the proposals have been filed in a proxy statement that includes the merger agreement, with the U.S. Securities and Exchange Commission, which will be mailed to all stockholders.”

Financial Results

Gross profit was $23,000, or 43% of total revenues, in the three months ended March 31, 2014, as compared with gross profit of $169,000, or 49% of total revenues, in the three months ended March 31, 2013.Selling, general and administrative expense was $537,000 in the first quarter of 2014, compared to $685,000 in the same quarter in 2013, reflecting lower investor relations services and the company recorded $459,000 of research and development expense as compared with $544,000 in the first quarter of 2013.

The net loss for the first quarter of 2014 was $2,412,000, or a loss of $0.02 per share, compared with a net loss of $7,808,000, or a loss of $0.19 per share, for the first quarter of 2013.

Cash and cash equivalents were $128,000 as of March 31, 2014, a decrease of $641,000 from $769,000 as of December 31, 2013.

Based upon the current financial condition of PLC and the expectation of continued quarterly losses from operations during 2014, management is currently investigating ways to raise additional capital. PLC believes that its existing resources, based on its currently projected financial results, as well as the receipt of $250,000 of funding through the sale of convertible notes and warrants in April 2014, are sufficient to fund operations into the second quarter of 2014.

About PLC Systems Inc.

PLC Medical Systems, Inc., the operating subsidiary of PLC Systems Inc., is a medical device company focused on innovative technologies for the cardiac and vascular markets. PLC's lead product, RenalGuard®, significantly reduces the onset of CIN in at-risk patients undergoing certain cardiac and vascular imaging procedures. CIN is a form of acute kidney injury resulting from toxic contrast agents that occurs in 10% to 20% of at-risk patients. RenalGuard is CE-marked and is being sold in Europe and certain countries around the world via a network of distributors. Two investigator-sponsored studies in Europe have demonstrated RenalGuard's effectiveness at preventing CIN. The CIN-RG RenalGuard pivotal study is underway in the U.S. to support a planned Premarket Approval filing with the U.S. Food and Drug Administration. Additional company information can be found at www.plcmed.com.

This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. Our statements of our objectives are also forward-looking statements. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release. Actual results could differ materially from those indicated by such forward-looking statements as a result of a variety of important factors, including that we may not receive necessary regulatory approvals to market our RenalGuard product or that such approvals may be withdrawn, the U.S. clinical trial for RenalGuard may not be completed in a timely fashion, if at all, or, if this clinical trial is completed, it may not produce clinically significant or meaningful results, the RenalGuard product may not be commercially accepted, operational changes, the need for additional financing, competitive developments may affect the market for our products, regulatory approval requirements may affect the market for our products, operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the merger transaction; the benefits of the proposed merger transaction may not meet the parties or shareholders expectations; the conditions to the completion of the proposed merger and related transactions may not be satisfied; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed merger and additional risk factors described in the "Forward Looking Statements" section of our Annual Report on Form 10-K for the year ended December 31, 2013, a copy of which is on file with the SEC.

PLC Systems, PLC Medical Systems, PLC, RenalGuard and RenalGuard System are trademarks of PLC Systems Inc.

Important Information for PLC Shareholders

In connection with the proposed merger, PLC has filed a preliminary proxy statement with the SEC and will later file a definitive proxy statement and mail it to its shareholders. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND OTHER PROXY MATERIALS THAT PLC FILES WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS.

PLC and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about PLC’s directors and executive officers is set forth in Amendment No. 1 to PLC’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on April 30, 2014. Additional information regarding these persons and their interests in the proposed merger is included in the preliminary proxy statement relating to the proposed merger that has been filed with the SEC. The preliminary and definitive proxy statements, any additional proxy materials and PLC’s other SEC filings are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, by going to PLC’s corporate website or by contacting PLC’s Investor Relations department by phone at (508) 541-8800 x145, or by mail at PLC Systems Inc., Investor Relations, 459 Fortune Boulevard, Milford, Massachusetts 01757.

(Tables to follow)

PLC SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013

Revenues	$54	$348
Cost of revenues	31	179
Gross profit	23	169

Operating expenses:
Selling, general and administrative	537	685
Research and development	459	554
Total operating expenses	996	1,239
Loss from operations	(996)	(1,070)
Other income (expense):
Interest expense	(63)	(140)
Foreign currency transaction gains	2	(8)
Interest income	--	4
Change in fair value of warrant and options liabilities	(1,011)	(3,999)
Change in fair value of convertible notes	(367)	(1,312)
Loss from the extinguishment of convertible notes	--	(1,283)
Total other expense	(1,439)	(6,738)
Net loss	$(2,412)	$(7,808)

Net loss per weighted average share, basic:	$(0.02)	$(0.19)
Weighted average shares outstanding:
Basic and diluted	125,000	41,670

CONDENSED BALANCE SHEET

(unaudited)

	March 31, 2014	December 31, 2013
Cash and cash equivalents	$128	$769
Total current assets	576	1,517
Total assets	604	1,558
Total current liabilities	1,025	983
Total liabilities	9,620	8,200
Shareholders’ equity (deficit)	(9,016)	(6,642)

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